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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



        We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Aradigm Corporation for the registration of 2,428,338 shares of its Common Stock and to the incorporation by reference therein of our report dated February 6, 1998, with respect to the financial statements of Aradigm Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1997 filed with the Securities and Exchange Commission.



                                                   ERNST & YOUNG LLP

Palo Alto, California
February 8, 1999